UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 25, 2008

MADE IN AMERICA ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Florida	000-24727	59-3485779
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2005 Tree Fork Lane, Suite 101
Longwood, FL	32750
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (407) 304-4764

Raven Moon Entertainment, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended tosimultaneously satisfy the filing obligation of the registrant underany of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. On August 25, 2008, the Company received a letter from FINRA advising it that it has been delinquent three times in the past twenty-four months and that the Company’s securities will be removed from quotation on the Over-the-Counter Bulletin Board (“OTCBB”) effective at the open of business on August 29, 2008.

On August 27, 2008, the Company timely requested a hearing to appeal the ineligibility determination of the quotation of the Company’s common stock on the OTCBB. A hearing on this issue is scheduled for September 5, 2008. The Company’s common stock will continue to be quoted on the OTCBB unless the hearing officer affirms the ineligibility determination.

There can be no assurance that the hearing officer will vacate the ineligibility determination. If the hearing officer affirms the ineligibility determination, the Company’s common stock may be quoted in the Pink Sheets. After twelve months of timely filing of periodic reports, the Company’s common stock would again be eligible for quotation on the OTCBB. To regain quotation of its common stock on the OTCBB, an independent market-maker (not the Company) would have to make an application to register in and quote the Company’s common stock in accordance with the Securities and Exchange Commission’s rules and to have such application approved by FINRA. There can be no assurance at this time that a market maker will make such application or that such application will be approved.

Section 8 - Other Events

Item 8.01 Other Events.

Effective August 29, 2008, the Company’s name will change from Raven Moon Entertainment, Inc. to Made In America Entertainment, Inc.

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of1934, the Registrant has duly caused this report to be signed on itsbehalf by the undersigned hereunto duly authorized.
RAVEN MOON ENTERTAINMENT, INC.

Dated: August 28, 2008	By:	/s/ Joey DiFrancesco
Joey DiFrancesco
Chief Executive Officer